AGREEMENT

                      FOR TELEPHONE SERVICE

             THROUGH LITEL TELECOMMUNICATIONS CORP.



                     Dated: November 1, 1991

                             between

Executive TeleCard SA (hereinafter referred to as "TeleCard"), whose address is Rue de la Morache 14, 1260 Nyon, Switzerland,

                               and

LiTel Telecommunications Corp., a corporation duly organized and existing  under the laws of the USA having its principal  office
at   4650  Lakehurst  Court,  Dublin,  Ohio  43017  (hereinafter referred to as "LiTel")

1.   The Service

     TeleCard is engaged in the business of providing a service which enables users of the public telephone systems of a number of countries to charge their calls to a credit or calling card while in that country. The calls charged can be domestic or international. The cards used may be any credit or calling card that has been activated in TeleCard's dialing system database. All calls are re-dialed through the local country's Postal Telephone & Telegraph Company (PTT), thereby making accessible to callers the worldwide network of that particular country's telephone system.

2.    Terms

       The terms of this contract are from November 15, 1991 to November 15, 1994. Unless terminated in accordance with clause 9, this agreement will be renewed for periods of 12 months at a time from November 15, 1994.

3.    Operation

3.1 When used in this Agreement, unless the context otherwise requires, each of the terms set forth hereinbelow shall have the meaning as indicated below:

a) "LiTel Card(s)" shall mean an unexpired credit card(s) bearing the service marks, trade mark(s) and/or trade name of LiTel and a design or style as may, from time to time, be determined by LiTel.



b) "Cardholder(s)" shall mean the person or entity whose name appears on the LiTel Card as the authorized user thereof.



C) "Hot Card Notice" shall mean a notification supplied by LiTel to TeleCard containing the number of LiTel cards which are to be blocked from use.



d) "Stop List" ("Black List") shall mean the list to be supplied regularly by LiTel to TeleCard, containing the card numbers of LiTel cards which are being improperly used and any lost, stolen and/or cancelled LiTel cards which are then to be blocked from use.

3.2 TeleCard will transmit to LiTel on a mutually agreed upon interval, information as to the telephone usage totals for each cardholder so that LiTel may apply its own standards for ceilings and other credit limit decisions. Control over which card is not authorized to charge telephone calls will be via regularly transmitted "black lists" from LiTel to TeleCard. TeleCard will update all of its worldwide databases with the most current black list immediately upon receipt.

3.3   TeleCard  will  establish  a  system  that  allows   LiTel
      cardholders to use their current LiTel number to charge telephone calls.



3.4 TeleCard will adapt its software to accept the LiTel number-
ing system and technical specifications, and a pin number
(security code) to be assigned by TeleCard.



3.5 TeleCard shall send to LiTel every two weeks a magnetic tape containing the information necessary for LiTel to bill its cardholders for telephone calls made and charged through Tele-
Card.

3.6    TeleCard will bill LiTel in  U.S. dollars.

3.7 LiTel shall pay TeleCard in U.S. dollars minus the compensation to LiTel (see article 7 of this agreement), 30 days after receipt of the magnetic tape containing the billing information.

3.8 LiTel will invoice and collect from the cardholder in accordance with the normal procedures and practices of LiTel.

3.9 LiTel shall be entitled to refuse payment to TeleCard in respect of a call made by a cardholder through TeleCard, or if payment has been made, to claim an immediate refund, if:

a) the call was made with an expired LiTel Card or a LiTel card appearing on a Stop List, Hot Notice or Black List received by TeleCard in time to be posted to the ETI database;

b) the cardholder refuses to make payment to LiTel in respect of such call on the grounds of poor transmission quality or mis-dailing;

C) The cardholder (past or present) refuses to make payment to LiTel because such cardholder asserts that the subject call was unauthorized.

d) The call was made by a person not authorized to use the card ("Unauthorized Call"). The determination of whether a particular call was an Unauthorized Call shall be made in good faith by LiTel based on its investigation into the matter, including conversations with the LiTel customer in question.

LiTel shall have the right to set-off from any payment due hereunder, any amount owing to LiTel by TeleCard.

TeleCard covenants, warrants and agrees that it shall:

a) not make any extra or special charge in connection with any call made by a cardholder and will bill according to published prices.

b)    deal with all complaints made by cardholders.

3.10 TeleCard shall monitor usage of the LiTel Card-(s) on a daily_ basis. TeleCard shall use its best efforts to detect any fraudulent use of the LiTel Card(s), and upon detection of any use of the LiTel Card(s) that indicates fraud may be occurring, TeleCard shall immediately deactivate the LiTel Card(s) where fraud may be occurring and immediately notify
      LiTel of such deactivation.



3.11 TeleCard warrants, represents and covenants that the services provided under this agreement are and will be in compliance with all laws, regulations, directives and policies of the jurisdictions in which TeleCard provides such services (including, but not limited to, the regulations, directives,
      and policies of any government regulators of telecommunica-tions in each such jurisdiction) and the regulations, directives, policies and tariffs of the postal telephone and telegraph administrations ("PTTs") and/or telephone service providers in each such jurisdiction, and that TeleCard now possesses and will at ' all times possess all consents, authorizations and approvals from such jurisdictions and/or PTTs and telephone service providers that are necessary to provide the service under this agreement.

4.    Marketing

4.1 LiTel will distribute to all of its cardholders or selected cardholders, instructional material as to how the cardholder will use the "Service" and such other promotional and user material which LiTel deems suitable to promote the use of the "Service."

4.2 LiTel shall advertise, use direct mail, engage in sales promotions and other related marketing activities that LiTel deems suitable to promote the use of the "Service" and at LiTells expense.

4.3   TeleCard   will   provide  free-of-charge  technical   and
      marketing assistance in the production of cardholder information for use of the service.

5.     Trademarks, Service Marks and Logos

5.1   TeleCard  hereby  authorizes LiTel for the  term  of  this
      Agreement  to  publish  the  name  of  TeleCard  and   the
      locations of the "Service" in any directory of merchants or other publication of LiTel.

5.2 LiTel agrees that the Executive TeleCard International trademarks, service marks and logos belong to TeleCard and will devote its best efforts during and after the Term to protect TeleCard's interests in these trademarks, service marks and logo.

5.3   TeleCard  shall  obtain from LiTel  approval  in  writing,
      prior   to   publication,   of  any   advertising   and/or
      promotional materials containing the service marks and/or trademarks of LiTel.

6.     Power of Attorney/Claims

6.1    LiTel is not acting on behalf of TeleCard.

6.2   TeleCard is not acting on behalf of LiTel.

6.3 This Agreement does not in any way create the relationship of joint venture, partnership, or principal and agent between
      LiTel and TeleCard. TeleCard shall not act or attempt to act, or represent itself, directly or by implication, as agent for LiTel or in any manner assume or create or attempt to assume or create any obligation on behalf or in the name of LiTel.

7.     Compensation

7.1 For the marketing and administrative services rendered, including billing to and collection from the cardholders, TeleCard will grant LiTel a "discount feel' of 3% of toll charges resulting from the use of the "Service" by the cardholders. LiTel will deduct the "discount feel' from each payment made to TeleCard. LiTel may elect to increase the discount fee for calls originated outside the United States by instructing TeleCard to increase its international tariff rate by a percentage not to exceed ten (10%) per cent. TeleCard will retain twenty-five (25%) per cent of said increase and the balance will be discounted by LiTel. This election may be made by LiTel once each year on the annual anniversary date of this agreement and become effective no later than 60 days thereafter.

7.2 An annual service charge of US$ 9.95 will be billed to LiTel cardholders who utilize the service for calls originated outside of the United States to maintain their eligibility to access the Executive TeleCard dialing system. ETI will bill this fee annually in the tapes it prepares and sends to LiTel for billing. This annual service charge will only be applied to people who actually use the card the first time in each new calendar year.

7.3    Tariff  rates  billed by TeleCard will not exceed  a  40%
       markup from Postal Telephone and Telegraph (PTT) standard cost.

B.     Confidentiality

8.1 As a result of carrying out this Agreement, LiTel will have access to confidential material and information belonging to TeleCard, and TeleCard will have access to confidential material and information belonging to LiTel such as client lists, employee lists, procedure manuals and techniques and programs used by the company or planned to be used in the future, etc. This confidential information has been acquired by TeleCard and LiTel after considerable expense, time and energy. TeleCard and LiTel agree to protect the confidentiality of this information and, other than in the ordinary course of business, TeleCard and LiTel will not disclose any of such confidential information during or after the Term of this Agreement.

9.    Termination

9.1 LiTel can terminate this Agreement upon 90 days written notice to TeleCard prior to the end of the initial period or any additional annual renewal period. TeleCard can terminate this Agreement upon 90 days written notice to LiTel prior to the end of the initial period and any additional annual renewal period.

9.2 Upon termination of this Agreement, discount fees will continue to be paid as outlined in Article 7, for the "Service" used by cardholders before termination, as long as billing and collection are performed by LiTel.

9.3 Termination of this Agreement for any reason shall not release either party hereto from any accrued liability to the other party. LiTells right to terminate this Agreement as provided above shall be without prejudice to any other rights
      provided to it under law or equity.

10.    Assignment

10.1 It is expressly agreed that both parties shall not assign or transfer all or any part of its rights under this Agreement. Any such assignment or transfer of this Agreement, or any assignment or transfer of any interest in this Agreement, without the prior written approval of both parties, shall be null and void and of no effect. LiTel may, without prior written approval, assign this agreement to any affiliate of LiTel.

11.    Warranties

11.1 LiTel will not make any warranty to its prospects and clients beyond those made by TeleCard.

12.    Hold harmless

12.1 TeleCard shall indemnify and hold LiTel harmless in respect of:

a) any loss, damage or liability suffered or incurred as a result of TeleCard's failure to perform or observe any of its obligations under this Agreement;



b) any loss, damage or liability suffered or incurred as a result of any failure or omission of TeleCard to charge, report or pay any taxes required by law to be charged, reported or paid in connection with any LiTel Card transaction contemplated by this Agreement.

13.    Communications

13.1 Any notice or communication by either party to the other shall be in writing and shall be deemed to have been duly given if either delivered personally, by telefax transmission or by prepaid registered mail, addressed to the other party at the appropriate address stated above, or at such other address as such party hereto may hereafter specify to the other party.

14.    Applicable Law

14.1 This Agreement shall be governed by and construed in accordance with the laws of the United States and the parties hereto submit to the nonexclusive jurisdiction of the United States Courts in the State of New York.

14.2 If any provision of this Agreement is held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity, legality, or enforceability of any other provision hereof; provided that such invalidity does not materially prejudice either party in their respective rights and obligations contained in the valid terms, covenants or conditions.

14.3 The failure of either party to require the performance of any of the terms of this Agreement or the waiver by either party of any default under this Agreement shall not prevent a subsequent enforcement of such term, nor be deemed a waiver of any subsequent breach.

14.4 The use of any gender shall include all genders, and the use of any number shall be construed as the singular or the plural, as the context may require.

15.    Arbitration

15.1 Any dispute concerning this contract or . related agreement, in particular as to their existence, validity, interpretation, performance or nonperformance, whether arising before or after the expiration of the contract, will be settled by arbitration.

15.2  The seat of the arbitration will be in New York.

15.3  The arbitration shall take place in accordance with the rules
      of   arbitration of the American Arbitration Association,
      applicable at the seat of the arbitration.

15.4 Judgement upon the award rendered may be entered in any court having jurisdiction or application and may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.


Litel Communications Corp.

BY:
President


Executive TeleCard SA
BY: